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                                                                     Exhibit 3.3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  NETGEAR, INC.

                                       I.

      The name of this corporation is NETGEAR, Inc. (the "CORPORATION").

                                       II.

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                      III.

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

      The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock, par value $0.0001 per share (the "COMMON STOCK"), and Preferred Stock, par value $0.0001 per share (the "PREFERRED STOCK"). The total number of shares of Common Stock the Corporation shall have authority to issue shall be 200,000,000, and the total number of shares of Preferred Stock the Company shall have the authority to issue shall be 5,000,000.

      The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). With respect to such series, the Board of Directors is authorized (i) to determine the number of shares of any such series and the designation thereof, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

      Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such



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reacquisition resume the status of authorized and unissued shares of Preferred
Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

      The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

      The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

            1. Voting Rights.

               (a) Except as otherwise required by law or by this Amended and Restated Certificate of Incorporation, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

               (b) The holders of the Preferred and Common Stock shall vote for the Corporation's Board of Directors as follows: all members elected by the holders of the Preferred and Common Stock, voting together as a class. Any director designated under this Section 1(b) may be removed from the Board of Directors only at the written request of the holders which designated such director in accordance with this Section 1(b). In the event of the death, resignation, removal or inability to serve of any designees, the resulting vacancy on the Board of Directors shall be filled by an individual designated by the holders who designated the vacating director.

                                       V.

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Neither any amendment, modification nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate, reduce or adversely affect, any right or protection of a director of the Corporation



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existing hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption of an inconsistent provision.

                                       VI.

      Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

                                      VII.

      Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, no stockholder will be permitted to cumulate votes at any election of directors.

                                      VIII.

      Notwithstanding the foregoing, effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, the Board of Directors shall be divided into three classes, the members of each class to serve for a term of three years; provided that the directors shall be elected as follows: at the first annual meeting of the stockholders held following the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, the directors in the first class shall be elected for a term of three years, at the second annual meeting following such date, the directors in the second class shall be elected for a term of three years, and at the third annual meeting following such date, the directors in the third class shall be elected for a term of three years. The Board of Directors by resolution shall nominate the directors to be elected for each class. At subsequent annual meetings of stockholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such subsequent annual meeting shall be elected for a term expiring with the annual meeting of stockholders three years thereafter.

                                       IX.

      The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

      Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by law, this Amended and Restated Certificate of Incorporation or any Preferred Stock designation, the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of the voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the modification, amendment or repeal of Section 2.2 (Annual Meeting), Section 2.3 (Special Meeting), Section 2.5 (Advance Notice of Stockholder Nominees and



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Stockholder Business), Section 3.3 (Election and Term of Office of Directors)
and Section 3.4 (Resignation and Vacancies) of the Bylaws of the Corporation or of Article VIII or this Article IX of this Amended and Restated Certificate of Incorporation.

                                       X.

      Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                       XI.

      The Corporation is to have perpetual existence.

                                      XII.

      The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                      XIII.

      Advance notice of new business at stockholders' meetings and stockholder proposals and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                      XIV.

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                       XV.

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.



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      IN WITNESS WHEREOF, NETGEAR, Inc. has caused this Amended and Restated
Certificate of Incorporation to be signed by Patrick Lo, its President and Chief Executive Officer, as of the date below.


Dated: __________________, 2000


                                        ----------------------------------------
                                        Patrick Lo





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